EXHIBIT A

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Common Stock, par value $0.0001 per share, of Elevation Oncology, Inc. (this “Agreement”), is being filed, and all amendments thereto will be filed by Aisling Capital IV, LP as the designated filer on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: February 14, 2022

AISLING CAPITAL IV, LP
By: Aisling Capital Partners IV, LP, its General Partner By: Aisling Capital Partners IV LLC, its General Partner

By:	/s/ Andrew Schiff
Name:	Andrew Schiff
Title:	Managing Member

AISLING CAPITAL PARTNERS IV LLC

By:	/s/ Andrew Schiff
Name:	Andrew Schiff
Title:	Managing Member

AISLING CAPITAL PARTNERS IV, LP
By: Aisling Capital Partners IV LLC, its General Partner

By:	/s/ Andrew Schiff
Name:	Andrew Schiff
Title:	Managing Member

By:	/s/ Steven Elms
Name:	Steven Elms

By:	/s/ Andrew Schiff
Name:	Andrew Schiff